Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Vicki L. Villacrez, the principal financial officer of Array Digital Infrastructure, Inc., certify that (i) the quarterly report on Form 10-Q for the third quarter of 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Array Digital Infrastructure, Inc..

/s/ Vicki L. Villacrez
Vicki L. Villacrez
November 7, 2025
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Array Digital Infrastructure, Inc. and will be retained by Array Digital Infrastructure, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.